UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2006

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-03389	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2006, the Board of Directors of Weight Watchers International, Inc. named David P. Kirchhoff to succeed Linda Huett as President and Chief Executive Officer, effective December 31, 2006 (the first day of the Company’s 2007 fiscal year).  Ms. Huett will remain President and Chief Executive Officer until December 30, 2006, at which time she will continue to serve in an advisory capacity at the Company until the end of 2007.  Mr. Kirchhoff was elected to the Board of Directors effective December 31, 2006 when Ms. Huett resigns as a member of the Board.  The Board of Directors also named Thilo Semmelbauer as Chief Operating Officer of the Company effective December 31, 2006.

Mr. Kirchhoff, 40, currently serves as the President and Chief Executive Officer of WeightWatchers.com, a position he has held since June 2004, and as the Company’s Chief Operating Officer, Europe and Asia since September 2005. Mr. Kirchhoff joined WeightWatchers.com in January 2000 as Senior Vice President, Marketing and Business Development.  He then served as Chief Financial Officer of WeightWatchers.com from January 2003 until August 2003 when he served as Chief Financial Officer of the Enthusiast Media Group of Primedia, Inc. from September 2003 to June 2004.  He then rejoined WeightWatchers.com in his current position as President and Chief Executive Officer.

Prior to joining WeightWatchers.com in January 2000, Mr. Kirchhoff was director of Corporate Strategy and Development for Pepsico, Inc.  Previously, Mr. Kirchhoff was a manager and consultant with The Boston Consulting Group in Washington, D.C.  Mr. Kirchhoff holds a B.S. in Biomedical and Electrical Engineering from Duke University and an M.B.A. from the University of Chicago Graduate School of Business.

Mr. Semmelbauer, 40, is currently the Company’s Chief Operating Officer for North America, a position he has held since March 2004.  Prior to joining the Company, Mr. Semmelbauer served as President and Chief Operating Officer of WeightWatchers.com from February 2000 until March 2004.  Prior to joining WeightWatchers.com, Mr. Semmelbauer was a manager and consultant with The Boston Consulting Group in the Consumer Goods, Technology and e-Commerce practices. Previously, Mr. Semmelbauer was in product management at Motorola, Inc.  He is a graduate of Dartmouth College and holds a M.S. in Management and Engineering from M.I.T.

The material terms of the amended compensation arrangements with Mr. Kirchhoff are described in Item 1.01 of this Current Report on Form 8-K and are incorporated herein by reference. The Board took no action to change Ms. Huett’s or Mr. Semmelbauer’s compensation arrangements on November 2, 2006.

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2006, the Board of Directors approved new compensation arrangements for Mr. Kirchhoff in connection with Mr. Kirchhoff ’s promotion to President and Chief Executive Officer.  Effective December 31, 2006, his base salary was increased from $365,000 per annum to $500,000 per annum and his target annual bonus was increased from 60 percent to 75 percent of his base salary. The Compensation Committee also approved the grant on December 31, 2006 to Mr. Kirchhoff of 112,500 stock options and 10,938 restricted stock units under the Company’s 2004 Stock Incentive Plan.  The stock options and restricted stock units proportionally vest annually over a five-year period and the stock options expire 10 years after the grant date.

Item 2.02. Results of Operations and Financial Condition.

The information contained in Item 2.02 of this current report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 and Item 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 2, 2006, the Company issued a press release announcing its financial results for its fiscal quarter ended September 30, 2006.  A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01.  Financial Statements and Exhibits.

Exhibits. 99.1	Press Release dated November 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: November 2, 2006	By:	/s/ JEFFREY A. FIARMAN
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release dated November 2, 2006.